June 30

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2026 (May 15, 2026)

ARCBEST CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19969	71-0673405
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8401 McClure Drive Fort Smith, Arkansas (Address of principal executive offices)		72916 (Zip Code)

Registrant’s telephone number, including area code: (479) 785-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 Par Value	ARCB	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

ITEM 3.03 – MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

On May 15, 2026, ArcBest Corporation (Nasdaq: ARCB) (the “Company”) filed (i) a certificate of conversion with the Secretary of State of the State of Delaware, (ii) a certificate of conversion with the Secretary of State of the State of Texas with a plan of conversion (the “Plan of Conversion”), and (iii) a certificate of formation with the Secretary of State of the State of Texas (the “Texas Charter” and, collectively with the certificates of conversion described in the preceding clauses (i) and (ii), the “Conversion Documents”).

Pursuant to the Conversion Documents, the Company converted from a Delaware corporation into a Texas corporation (the “Texas Reincorporation”) effective on May 15, 2026, at 9:35 a.m. Central Time (the “Effective Time”).

The following occurred at the Effective Time:

●	The Company’s domicile changed from the State of Delaware to the State of Texas.
●	The Company continues in existence as a Texas corporation and continues to operate its business under the current name, “ArcBest Corporation”. The Texas Reincorporation did not result in any change in headquarters, business, jobs, management, properties, location of any of its offices or facilities, number of employees, obligations, assets, liabilities or net worth (other than as a result of the transaction costs related to the Texas Reincorporation and the cost of corporate franchise taxes).
●	The affairs of the Company ceased to be governed by Delaware corporate law and the Company’s existing Third Amended and Restated Certificate of Incorporation and Ninth Amended and Restated Bylaws, and are now instead governed by Texas corporate law, the Texas Charter and the bylaws approved by the Company’s board of directors (the “Texas Bylaws”).
●	Each outstanding share of common stock, par value $0.01 per share, of the Delaware corporation automatically converted into one outstanding share of common stock, par value $0.01 per share, of the Texas corporation.
●	The Company’s common stock continues to be traded on the Nasdaq Stock Exchange under the symbol “ARCB.”

Certain rights of the Company’s stockholders were changed as a result of the Texas Reincorporation. A more detailed description of the Plan of Conversion, the Texas Charter, the Texas Bylaws and the effects of the Texas Reincorporation is set forth in the Company’s definitive proxy statement on Schedule 14A for the Company’s 2026 annual meeting of stockholders filed with the Securities and Exchange Commission on March 13, 2026 under “Proposal IV. To Approve the Reincorporation of the Company to the State of Texas by Conversion,” which description is incorporated herein by reference. Copies of the Plan of Conversion, the Texas Charter and the Texas Bylaws are filed as Exhibits 2.1, 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 5.03 – AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

The information set forth under Item 3.03 is incorporated by reference into this Item 5.03.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description of Exhibit

2.1	Plan of Conversion
3.1	Certificate of Formation of ArcBest Corporation
3.2	Bylaws of ArcBest Corporation
104	Cover Page Interactive Data File – The cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCBEST CORPORATION

(Registrant)

Date:	May 15, 2026	/s/ J. Brent Hagy
J. Brent Hagy
Chief Legal Officer and Corporate Secretary